Exhibit 10.38


                              AGREEMENT OF SUBLEASE

         AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 1st day of March, 2010, by and between LION GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Sublandlord"), and BKF CAPITAL GROUP, INC., a Delaware corporation ("Subtenant").
                                R E C I T A L S :

         A. WHEREAS, pursuant to that certain Lease dated January 7, 2008, as amended by First Amendment to Lease dated February 12, 2009 (collectively, the "Lease") between Crocker Mizner Park IV, Ltd., a Florida limited partnership ("Landlord"), as landlord, and Sublandlord, as tenant, Landlord leased to Sublandlord approximately 22,151 rentable square feet of space on the fourth
(4th) floor (the "Demised Premises"), as more particularly described in the Lease (a copy of which Lease is attached hereto as Exhibit "A" and by this reference made a part hereof), and located at the building (the "Building") having a street address of 225 Northeast Mizner Boulevard, Boca Raton, Florida 33432 and commonly known as Mizner Park Office Tower; and

         B. WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Demised Premises as indicated on Exhibit "B" attached hereto consisting of approximately 2,418 rentable square feet of space (the "Premises") and Subtenant desires to sublease the Premises from Sublandlord on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

         1. Subleasing of Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, upon and subject to the terms and conditions hereinafter set forth. In addition to the Premises, to the extent not being used by Sublandlord, during the Term Subtenant shall have the non-exclusive right to use Sublandlord's conference rooms and break room located from time to time in the Demised Premises, subject to the following terms and conditions: (i) Subtenant shall provide Sublandlord with prior written notice of its desire to use any conference room, such notice to be provided not less than 1 business day and not more than 5 business days in advance; (ii) Subtenant shall not be allowed to use more than one (1) conference room at any time and shall not be allowed to use any conference rooms for more than four (4) hours in any day, unless otherwise permitted by Sublandlord; (iii) Subtenant shall be responsible for any food and beverage served or provided during Subtenant's use of the conference rooms; (iv) Subtenant shall be responsible for cleaning the conference rooms and the break room following Subtenant's use thereof and, if required by Sublandlord, shall pay to Sublandlord a reasonable cleaning fee with respect to same; and (v) Subtenant shall be responsible for the cost of any telephone, internet or teleconference services (as well as any overtime charges for heating, ventilation and air conditioning services charged by Landlord) incurred by Subtenant while using any conference rooms.


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         2. Term.

         2.1 The term (the "Term") of this Sublease shall commence on the "Commencement Date" (as hereinafter defined) and shall terminate on the last day of the 60th full calendar month following the Commencement Date (the "Expiration Date"), or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or the Lease, or pursuant to law. In that regard, in the event that Sublandlord elects to terminate the Lease pursuant to Section 4.4 of the Lease, then the Term shall terminate on the "Early Termination Date" (as defined in Section 4.4 of the Lease) and such date shall be deemed the "Expiration Date" hereunder, any provision herein to the contrary notwithstanding. If notice of termination is delivered to Landlord by Sublandlord pursuant to Section 4.4 of the Lease, simultaneously Sublandlord shall deliver a copy of such notice to Subtenant. Subtenant shall not have any option to extend the term of this Sublease. As used herein the "Commencement Date" shall mean the earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) the date on which the "Work" (as defined in Exhibit "C" hereto) in the Premises is Substantially Completed (as defined in Exhibit "C" hereto). The parties estimate that the Commencement Date will occur on or about March 1, 2010. For purposes of this Sublease, the Premises shall be deemed to contain 2,418 rentable square feet and shall not be subject to remeasurement or challenge by either party hereto. Sublandlord shall deliver the Premises to Subtenant upon the Commencement Date (as hereinafter defined) with the fixture, furnishings and equipment described on Exhibit "D" attached hereto (the "FF&E"), recognizing that Subtenant shall be responsible for the maintenance, repair and replacement of the FF&E during the Term and shall return same to Sublandord upon the expiration or earlier termination of the Sublease in the same condition as delivered to Subtenant, ordinary wear and tear excepted.

         2.2 Promptly following the Commencement Date, Sublandlord and Subtenant shall execute an agreement confirming the Commencement Date.

         2.3 Provided Subtenant is not in default of any term, covenant or condition of this Sublease beyond any applicable notice and cure periods, Subtenant shall have the right to terminate this Sublease effective 11:59 p.m. on the last day of the 36th full calendar month following the Commencement Date (the "Sublease Early Termination Date"). Subtenant shall exercise the right granted herein by delivering written notice to Sublandlord of its intention to terminate at least six (6) months prior to the Sublease Early Termination Date, time being of the essence. Failure by Subtenant to deliver such written notice within the time period stipulated herein shall constitute a waiver of Subtenant's right of termination. If Subtenant elects to terminate this Sublease as provided herein, Subtenant shall pay to Sublandlord an early termination fee, using a 10% interest rate, in an amount equal to the unamortized costs of the Work, which sum shall be calculated on a straight-line basis over the Term of the Sublease. Upon receipt of Subtenant's notice exercising its right to terminate, Sublandlord will notify Subtenant of the exact amount of termination fee due and will provide Subtenant with reasonably acceptable backup documentation establishing the accuracy of Sublandlord's calculation of the termination fee. Subtenant shall have thirty (30) days from the date of such notice and backup materials to pay the specified termination fee. If such termination fee is not paid to Sublandlord within said fifteen day period, Subtenant's notice exercising its right to terminate the Sublease shall be deemed void and inoperative. If this Sublease is terminated as provided herein, the parties agree to execute an instrument which confirms and effects a release and surrender of all right, title and interest in and to the Premises pursuant to the terms of this Sublease and otherwise.

         3. Base Rent and Additional Rent.

         3.1 Subtenant shall pay to Sublandlord, commencing the Commencement Date, the following amounts as rent (the "Base Rent") during the Term:

              Annual Base Rent              Monthly Installment
              ----------------              -------------------
                   $60,450                       $5,037.50

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         3.2 Base Rent shall be due and payable without demand, deduction or offset commencing on the Commencement Date and on the first day of each calendar month in advance during the Term. The installment of Base Rent for the first full calendar month of the Term following the Commencement Date shall be due and payable upon the execution of this Sublease. If the Commencement Date shall occur on a date other than the first day of any calendar month, the Base Rent payable hereunder for such month shall be prorated on a per-diem basis and shall be paid prior to the first day of the first full month following the Commencement Date. Each installment of Base Rent shall be accompanied by an additional amount equal to all applicable state and local sales or use tax payable thereon.

         3.3 In addition to the Base Rent herein reserved, Subtenant agrees to pay to Sublandlord, as additional rent, within five (5) days following written notice from Sublandlord to Subtenant that same are due and owing, all other payments for which Sublandlord shall become responsible to Landlord under the Lease with respect to Subtenant's use or occupancy of the Premises or by reason of any act or omission of Subtenant, including, without limitation, any payments accruing as a result of (i) any increases in insurance premiums as provided in the Lease, resulting from any act or omission of Subtenant, (ii) any additional rent payable on account of Subtenant's use of extra heating, ventilation or air conditioning and/or (iii) any additional rent payable on account of any services provided to Subtenant; provided, however, and notwithstanding any provision contained in this Sublease to the contrary, Subtenant shall not be obligated to pay or reimburse to Sublandlord any portion of "Tenant's Share of Operating Costs" (as defined in the Lease) it being understood and agreed that the Base Rent payable hereunder by Subtenant to Sublandlord is inclusive of any contribution of Subtenant for such amounts.

         3.4 If Subtenant shall fail to pay when due any installment of Base Rent, additional rent or other costs, charges and sums payable by Subtenant hereunder (such additional rent or other costs, charges and sums, together with Base Rent, hereinafter collectively referred to as the "Rental"), Subtenant shall pay to Sublandlord, in addition to such installment of Base Rent or Rental, as the case may be, a late charge equal to five percent (5%) of the amount of such payment.

         3.5 All Base Rent and other Rental shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Paragraph 12 hereof, unless Sublandlord shall otherwise so direct in writing.

         3.6 Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.


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         4. Use. Subtenant shall use and occupy the Premises for general office purposes in accordance with applicable zoning regulations and for no other purpose and otherwise in accordance with the terms and conditions of the Lease. So long as the following entities are owned and controlled by or under common ownership and control with Subtenant, Subtenant shall be permitted to allow such entities to maintain a business address at the Premises: (i) Catalyst Financial, LLC; (ii) Ridgefield Acquisition Corp.; and (iii) 4net Software, Inc. (such entities are collectively referred to herein as the "Permitted Affiliates"). Such Permitted Affiliates shall have no interest whatsoever in the Premises and shall not be entitled to any of the rights or benefits of Subtenant under this Sublease, any provision contained in this Sublease to the contrary notwithstanding. Subtenant shall protect, defend, indemnify and hold harmless Sublandlord for and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of any use of the Premises by the Permitted Affiliates.

         5. Covenants with Respect to the Lease.

         5.1 Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.

         5.2 The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within three
(3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Landlord or upon service of same upon Landlord

         6. Subordination to and Incorporation of the Lease.

         6.1 Subtenant hereby acknowledges that it has read and is familiar with the provisions of the Lease and agrees that this Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all matters to which the Lease is subject and subordinate. In addition, this Sublease shall also be subject to and subtenant accepts, and this Sublease also subject to, any amendments, modifications or supplements to the Lease hereafter made, provided that sublandlord shall not enter into any amendment, modification or supplement that would prevent or materially adversely affect the use by Subtenant of the Premises in accordance with the terms hereof, increase the obligations of the Subtenant or decrease its rights hereunder, shorten the Term hereof (excluding any early termination rights of Sublandlord as provided in the Lease), or increase the Rental required to be paid by subtenant hereunder. Subtenant shall protect, defend, indemnify and hold harmless Sublandlord for and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed and/or performed under the Lease to the extent same shall have been incorporated herein, and/or otherwise arising out of or with respect to Subtenant's use and occupancy of the Premises from and after the Commencement Date and which are not due solely to the gross negligence or intentional misconduct of Sublandlord. The provisions of this Subparagraph 6.1 shall survive the expiration or earlier termination of the Lease and/or this Sublease.

         6.2 Sublandlord represents that (a) a true and complete copy of the Lease is attached hereto as Exhibit "A", (b) the Lease is in full force and effect, (c) to Sublandlord's actual knowledge, Sublandlord is not in default in the payment of rent or additional rent under the Lease or any other provision of the Lease and (d) Sublandlord has not received any notice of default under the Lease, except for any defaults which Sublandlord has cured and the Landlord is no longer claiming to exist. Sublandlord shall not voluntarily terminate the Lease except pursuant to a right of termination arising out of casualty or condemnation or as otherwise expressly set forth in the Lease (including, without limitation, the right of Sublandlord to terminate the Lease pursuant to
Section 4.4 of the Lease, which right Sublandlord expressly reserves).

         6.3 Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the "Landlord" under the Lease, Subtenant being substituted for the "Tenant" under the Lease, and Premises being substituted for "Demised Premises" under the Lease, except that the following provisions of the Lease are hereby modified, or deemed deleted therefrom or which deleted provision(s) shall have no force and effect as between Sublandlord and Subtenant:

                  (a) Notwithstanding anything to the contrary set forth in Lease, the term of this Sublease and Base Rent payable under this Sublease and the amount of the Security required of Subtenant shall be as set forth in Pargraphs 2, 3 and 17 of this Sublease.

                  (b) All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord.

                  (c) The provisions of Sections 5, 7, 14, 15, 17, 18, 32 and
         34.22 of the Lease, and those provisions of Section 34.18 of the Lease which refer to the use of any reserved covered parking spaces (Subtenant having no right to use the same), shall not apply to this Sublease.

         7. Landlord's Performance Under Lease; Services, Repairs and
Alterations.

         7.1 Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublandlord shall not be required to provide any of the services that Landlord has agreed to provide pursuant to the Lease (or required by law), or furnish the electricity to the Premises that Landlord has agreed to furnish pursuant to the Lease, if any (or required by law), or make any of the repairs or restorations that Landlord has agreed to make pursuant to the Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but Sublandlord agrees to use commercially reasonable efforts, at Subtenant's sole cost and expense, to obtain the same from Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and Subtenant shall rely upon, and look solely to, Landlord for the provision, furnishing or making thereof or compliance therewith. Subtenant shall not have any claim against Sublandlord by reason of the Landlord's failure or refusal to comply with the provisions of the Lease, unless such failure or refusal is a result of Sublandlord's act or failure to act as required hereinabove.

         7.2 Subtenant shall not make or allow to be made any alterations, changes, additions or improvements (collectively, "Alterations") to the Premises or any part thereof without the prior written consent of Landlord and Sublandlord. If Landlord and Sublandlord shall consent to any Alterations to the Premises, such Alterations shall be subject to any terms, covenants, conditions and agreements which Landlord or Sublandlord may prescribe from time to time, which shall include a requirement that, prior to the commencement of any Alterations to the Premises, Subtenant deliver to Landlord and Sublandlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Subtenant with respect to the Premises that they will look exclusively to Subtenant for payment of any sums due in connection therewith and that Landlord and Sublandlord shall have no liability for such costs. All Alterations to the Premises made or requested by Subtenant shall be at Subtenant's sole cost and expense. Upon the expiration or sooner termination of the Term, Subtenant shall deliver the Premises to Sublandlord in the same condition it was in on the Commencement Date, reasonable wear and tear excepted. Any Alterations to the Premises, excepting movable furniture and trade fixtures belonging to Tenant, shall become the property of Landlord and shall be surrendered with the Premises, unless Landlord or Sublandlord shall direct Subtenant to remove any such Alterations. In such event, Subtenant shall on or before the Expiration Date remove same at its sole risk cost and expense and restore or repair in a good and workmanlike manner any damage to the Premises occasioned by such removal and restore the Premises to the condition existing prior to such Alterations, normal wear and tear accepted. In the event Subtenant fails to restore or repair the Premises or to remove its personal property and trade fixtures, Sublandlord shall have the right, but not the obligation, to enter the Premises and perform such restoration, repair or removal at Tenant's expense and to charge Tenant as additional rent for the cost of such work.

         8. Termination of Lease. In the event of a default under the Lease which results in the termination of the Lease, Subtenant shall, at the option of Landlord, attorn to and recognize Landlord as landlord hereunder and shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of Lease, to terminate this Sublease or surrender possession of the Premises. Sublandlord shall not be liable to Subtenant by reason of such termination of the Lease or by reason of any termination of the Lease by either Landlord or Sublandlord pursuant any other provision of the Lease, except to the extent such termination is the result of a default of Sublandlord under this Sublease.

         9. Sublease, Not Assignment. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

         10. Damage, Destruction, Fire and Other Casualty; Condemnation. Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Base Rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Landlord of such termination under the terms of the Lease. Notwithstanding anything contained in the Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Lease shall be deemed property of Sublandlord.

         11. No Waivers. Failure by the Sublandlord or Subtenant in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant or Sublandlord as the case may be under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord or Subtenant of any of the other's defaults or breaches hereunder or of any of Sublandlord's or Subtenant's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's or Sublandlord's as the case may be obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

         12. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notices") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or by nationally recognized overnight courier service, addressed (i) to Subtenant at its address set forth below or at the Premises, and (ii) to Sublandlord, at its addresses set forth below. All such Notices shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed or the next business day if national courier service utilized. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Following the Commencement Date, Subtenant's notice address shall be at the Premises.

                            Sublandlord's addresses:
                     Lion Gables Realty Limited Partnership
                    225 Northeast Mizner Boulevard, Suite 400
                            Boca Raton, Florida 33432
                          Attention: Cristina Sullivan
                              Senior Vice President


                              Subtenant's address:
                             BKF Capital Group, Inc.
                             1 North Federal Highway
                            Boca Raton, Florida 33432
                     Attention: Steven N. Bronson, President


         13. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Jones Lang LaSalle (the "Broker"), and Lancore Realty, Inc. (the "Outside Broker"), concerning the execution and delivery of this Sublease. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 13 being untrue. Sublandlord shall pay any brokerage commissions due to the Broker pursuant to a separate agreement between Sublandlord and the Broker. Sublandlord shall pay any brokerage commissions due to the Outside Broker pursuant to a separate agreement between Sublandlord and the Outside Broker. The provisions of this Pargraph 13 shall survive the expiration or earlier termination of this Sublease.

         14. Condition of the Premises. Subtenant represents that it has made or caused to be made a thorough examination of the Premises and is familiar with the condition of every part thereof. Subtenant agrees to accept the Premises in its "as is" condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises for Subtenant's occupancy.

         15. Consent of Landlord to This Sublease. Sublandlord and Subtenant each hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (the "Consent") of Landlord as provided in the Lease. Promptly following the execution and delivery hereof, Sublandlord shall submit this Sublease to Landlord. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made by Sublandlord or Landlord in the procurement of the Consent. In no event shall Sublandlord or Subtenant be obligated to make any payment to Landlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Lease. This Sublease shall terminate if the Consent of Landlord as provided under this Pargraph 15 is not obtained by _____________, 2010 (the "Outside Date"). In the event of such termination any sums paid upon execution hereof shall be promptly returned and neither party shall have any further obligation to the other. Notwithstanding the foregoing, the Outside Date may be extended upon written mutual consent of the parties hereto. The written form of the consent by Landlord as provided for herein shall be in form reasonably acceptable to the Subtenant.

         16. Assignment, Subletting and Mortgaging.

         16.1 Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consent of Sublandlord and Landlord. The granting or withholding of such consent may be exercised by Sublandlord in its sole discretion.

         16.2 For the purposes of this Paragraph 16, an assignment or subletting shall be deemed to have occurred upon: (i) the subletting or assignment to a subsidiary or affiliate of Subtenant or occupancy by Subtenant's subsidiaries or affiliates; (ii) the sale or transfer, whether pursuant to a single transaction or in a series of related or unrelated transactions, including without limitation by consolidation, merger or reorganization, of a majority of the voting stock of Subtenant or any beneficial interest therein, if Subtenant is a corporation, or any sale or other transfer, whether pursuant to one or more successive transactions, of a majority of the general partnership interests in Subtenant or any beneficial interest therein, if Subtenant is a partnership; and
(iii) the sale or other transfer, whether pursuant to one or more successive transactions, of more than fifty (50%) percent, by value, of the assets of Subtenant used in conducting its business in the Premises.

         16.3 If this Sublease be assigned, or if the Premises or any part thereof be sublet (whether or not Sublandlord and Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved. No such assignment or subletting shall be deemed a waiver of the covenant set forth in this Paragraph 16, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

         17. Security.

         17.1 Subtenant has deposited with Sublandlord the sum of $10,729.88 (which is an amount equal to two months of Base Rent, plus sales tax of 6.5%) (the "Security") for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent and all other items of Rental and the surrender of the Premises to Sublandlord as herein provided.

         17.2 If Subtenant defaults in respect of any of the material or monetary terms, provisions and conditions of this Sublease, Sublandlord may apply or retain the whole or any part of the Security so deposited, as the case may be, to the extent required for the payment of any Base Rent or any other item of Rental as to which Subtenant is in default or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the Security so deposited, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security, together with accrued interest thereon, shall be promptly returned to Subtenant after the Expiration Date and after delivery of possession of the Premises to Sublandlord in the condition required to be delivered to Landlord under the Lease, except as otherwise provided herein. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         18. Right of First Offer19. . During the Term, in the event the space designated on Exhibit "E" (the "Offer Space") should become available for occupancy (i.e., the sublease for same that is now in effect is terminated or the space is otherwise vacated) and Sublandlord desires to sublease same, then Sublandlord shall, prior to offering the same to any third party, first offer to lease to Subtenant the Offer Space in "AS-IS" condition, for a term co-terminus with this Sublease and on substantially the same terms as set forth in this Sublease, such offer to be provided in writing (the "Offer Notice"). Subtenant shall notify Sublandlord in writing whether Subtenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten days after Sublandlord delivers to Subtenant the Offer Notice. If Subtenant timely elects to lease the Offer Space, then Sublandlord and Subtenant shall promptly execute an amendment to this Lease, incorporating the Offer Space as part of the Premises. If Subtenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Subtenant's right hereunder is a one-time right only), and Sublandlord may lease all or a portion of the Offer Space to third parties on such terms as Sublandlord may elect. Subtenant may not exercise its rights under this Pargraph 18 if Subtenant is in default under the Sublease or Subtenant is not then occupying the Premises. In no event shall Sublandlord be obligated to pay a commission with respect to any space leased by Subtenant under this Paragraph 18, and Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Subtenant's rights under this Paragraph 18 shall terminate if (a) this Sublease or Subtenant's right to possession of the Premises is terminated, or (b) Subtenant assigns any of its interest in this Lease or sublets any portion of the Premises.


         19. Miscellaneous.

         19.1 Signage. Subject to availability and to Landlord's approval of same and to the provisions of the Lease, Subtenant, at Subtenant's sole cost, shall have the right to place its name and that of Catalyst Financial, LLC in the Building lobby directory and shall further have the right to install signage identifying its business and that of Catalyst Financial, LLC on the front door of the Premises, the design of such signage being further subject to Sublandlord's prior written approval, not to be unreasonably withheld.

         19.2 Entire Agreement; Successors. This Sublease contains the entire agreement between the parties concerning the sublet of the Premises and sets forth all of the covenants, promises, conditions, and understandings between Sublandlord and Subtenant concerning the Premises. There are no oral agreements or understandings between parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and none shall be used to interpret or construe this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. The covenants, agreements and rights contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.


         19.3 Severability. In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

         19.4 Headings; Capitalized Terms. The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

         19.5 Insurance. All insurance policies required to be obtained by Subtenant under this Sublease or the Lease shall name Landlord and Sublandlord as additional insureds as their interests may appear.

         19.6 Governing Law. This Sublease shall be governed by, and construed in accordance with, the laws of the state in which the Premises are located, without regard to the law of that State concerning choice of law.

         19.7 Sublease Supersedes. In the event of a conflict or inconsistency between the provisions of this Sublease and the Lease, the provisions of this Sublease shall supersede and control. However, nothing contained herein shall affect the Landlord's rights under the Lease.

         19.8 Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action as may be necessary or appropriate to effectuate the purpose of this Sublease.

         19.9 Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         19.10 Radon. Pursuant to the provisions of the Florida Statutes (F.S. 404.056(3)), Subtenant is hereby advised and notified that radon is a naturally occurring radioactive gas that, when it has accumulated in buildings in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

         19.11 Covenant of Quiet Enjoyment. Provided Subtenant pays the Rental and keeps and performs all of the covenants and obligations of Subtenant hereunder, Sublandlord covenants that Subtenant may peaceably and quietly enjoy the Subleased Premises without disturbance by Sublandlord or any person claiming by, through or under Sublandlord, subject never the less to the terms and conditions of this Sublease and to the Lease and any other leases and mortgages to which this Sublease is subordinate.

         19.12 Sublandlord's Liability. Notwithstanding any provision in this Sublease to the contrary, the liability of Sublandlord to Subtenant (or any person or entity claiming by, through or under Subtenant) for any default by Sublandlord under the terms of this Sublease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building for which Sublandlord could be liable shall be limited to Subtenant's actual direct, but not consequential, damages therefor and Sublandlord's partners, shareholders, members, officers, directors, managers or representatives shall not be personally liable for any claims by Subtenant in connection with same.

         19.13 Jury Trial Waiver. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH OR ANY COURSE OF DEALING OR CONDUCT OF THE PARTIES, STATEMENTS (WHETHER ORAL OR WRITTEN ) OR ACTIONS OF ANY PERSON. THIS WAIVER IS A MATERIAL INDUCEMENT TO SUBLANDLORD TO ENTER INTO THIS SUBLEASE.

                        [signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

Witnesses:                            SUBLANDLORD:


                                      LION GABLES REALTY LIMITED PARTNERSHIP


--------------------------------      By:  Gables, GP, Inc., its general partner
Signature

--------------------------------
Print Name

--------------------------------      By:  --------------------------------
Signature

--------------------------------      Its: --------------------------------
Print Name

                                      SUBTENANT:


--------------------------------      BKF CAPITAL GROUP, INC.
Signature

--------------------------------
Print Name

--------------------------------      By:  --------------------------------
Signature

--------------------------------      Its: --------------------------------
Print Name